EXHIBIT 99.1
Contact: Michael Attar
Investor Relations
(818) 880-7821
Tekelec Announces Q3 Results:
Achieves Orders of $150.7 M and Record Revenue of $148.1 M;
International Sales Reach 41% of Revenue
MORRISVILLE, NC (October 27, 2005)... Tekelec (Nasdaq: TKLC) today reported financial results for its 2005 third quarter.
     Revenue for the third quarter of 2005 was $148.1 million, compared to $106.6 million in the third quarter of 2004. On a GAAP basis, Tekelec’s net income was $8.7 million, or $0.12 per diluted share, for the third quarter of 2005, compared to net income of $18.7 million, or $0.27 per diluted share, in the third quarter of 2004. Non-GAAP net income for the third quarter of 2005, which excludes the effects of acquisition-related amortization, non-cash stock-based deferred compensation, a one-time, non-cash charge for the write-off of acquired in-process research and development related to the iptelorg acquisition and restructuring and other charges related to the relocation of corporate headquarters, was $13.4 million, or $0.19 per diluted share, compared to non-GAAP net income of $14.9 million, or $0.21 per diluted share, in the third quarter of 2004. Non-GAAP net income for the third quarter of 2004 excludes the effects of acquisition-related amortization, the write-off of in-process research and development, the restructuring charge related to the relocation of manufacturing operations, the write-off of certain acquired intangibles as a result of rebranding activities, the gain on Tekelec’s investment in Telica and the gain on the settlement of the Catapult convertible notes. Orders received in the third quarter for Tekelec products and services were $150.7 million, compared to $150.8 million in the third quarter in 2004.
     Tekelec President and CEO Fred Lax commented, “Tekelec’s results were strong in the third quarter, with revenue increasing 39% year-over-year, as well as up 11% sequentially. And, for the twelfth consecutive quarter, our order volumes provided us with a book-to-bill ratio greater than one, with a Q3 book-to-bill of 1.02.

     “Network Signaling Group revenue increased to $88.2 million, up 13%, compared to $78.0 million in Q3 ’04, and increased 8% sequentially, marking the highest quarterly signaling revenue in the history of the Company. As one example contributing to this success, we are pleased to announce that Mobinil, a leading Egyptian wireless operator, is significantly expanding the signaling capacity of its existing Eagle 5 platform and is also expanding its deployment of Tekelec’s network-wide monitoring solution. Mobinil is part of the Orange Group, a subsidiary of France Telecom and one of the world’s largest mobile operators.
     “Switching Solutions Group revenue increased to $37.6 million, up 149%, compared to $15.1 million in Q3 ’04, and increased 13% sequentially, as we added 16 new switching customers during the quarter. As was announced recently, we are pleased that the Tekelec 8000 wireless multimedia gateway has been successfully deployed by Zhejiang Mobile, a subsidiary of China Mobile, the world’s largest wireless operator. This represents the first deployment of the Tekelec-Alcatel mobile next-gen solution in China and will allow the operator to improve its quality of service and reduce network operation and maintenance costs.
     “Communications Software Solutions Group revenue increased to $9.8 million, up 216%, compared to $3.1 million in Q3 ‘04, and increased 38% sequentially. As part of a bundled Tekelec implementation, Mobinil is also expanding its deployment of our network-wide monitoring solution. This solution will feed the critical business intelligence data required for the applications that run the carrier’s customer care, call center operations and customer settlements processes.
     “Finally, regarding global expansion, approximately 41% of revenues were generated outside the U.S. during the quarter. This international percentage treats all revenue associated with the Alcatel channel as U.S. sourced revenue, although some of the products are destined for international deployment. As one example of this success, we are pleased to announce today that Mobilink, part of Orascom Telecom’s operations in Pakistan, with more than 8 million subscribers, or approximately 61% of all mobile phone users in Pakistan, has selected Tekelec’s Eagle 5 Signaling platform to increase its network capacity and support the operator’s rapid growth.”

COMPARATIVE TEKELEC GROUP REVENUES

	Revenue ($ in Millions)
	Q3 2005	Q3 2004
Switching Solutions Group	$37.6	$15.1
Network Signaling Group	$88.2	$78.0
Communications Software Solutions Group (1)	$9.8	$3.1
IEX Contact Center Group	$12.5	$10.4

(1)	As a result of the Steleus acquisition, a new operating group, the Communications Software Solutions Group, was created in Q4 2004. This Group’s products consist of the Steleus solutions and Tekelec’s business intelligence applications and other network element independent solutions that were previously reported as part of the Network Signaling Group. The revenue related to these Network Signaling Group solutions was reclassified from the Network Signaling Group to the Communications Software Solutions Group for 2004. The Communications Software Solutions Group revenue for Q3 2004 does not include any Steleus revenue.
Q4 FINANCIAL GUIDANCE

	Q4 2005 Guidance	Q4 2004 Actual Results

Total Revenue:	$150.0 million - $156.0 million	$115.9 million
GAAP Net Income	$0.12 - $0.16 per diluted share(1)	$0.17 per diluted share(2)

(1)	For the fourth quarter of 2005, Tekelec expects expenses to include amortization of acquired intangibles, amortization of non-cash stock-based deferred compensation, and restructuring and other charges related to our Corporate and Hyannis relocations in the aggregate amount of approximately $5.8 million, pre-tax. This guidance excludes any potential one-time, non-cash charge for the write-off of acquired in-process research and development related to the acquisition of Santera’s Minority Interest on October 3, 2005.

(2)	Fourth quarter 2004 net income includes a $3.8 million one-time, non-cash charge for the write-off of acquired in-process research and development related to the Steleus acquisition, a $20.3 million gain on Santera’s warrants in Spatial Wireless common stock, and an adjustment made in Q4 2004 to reduce the gain on sale of investment in privately held company previously recorded in Q3 2004, by $1.3 million, net of tax.
Lax concluded, “The record quarterly revenues for all of our operating groups highlight the progress we are making executing on our strategy focused on next-gen switching, signaling, value-added applications, and global expansion. I believe Tekelec is well positioned as a market leader in signaling and continues to strengthen its position globally in next-gen switching and communications software solutions.”

Employment Inducement Stock Options
     On October 26, 2005, 82 new Tekelec employees hired during the third quarter of 2005 and through the date of this earnings release were granted options to purchase a total of 619,550 shares of Tekelec common stock. The total number of shares subject to such options amounts to less than 1% of the outstanding shares of Tekelec common stock. The option grants were made under Tekelec’s 2004 Equity Incentive Plan for New Employees and met the “employment inducement” exception to the Nasdaq rules requiring shareholder approval of equity-based incentive plans.
About Tekelec
     Tekelec is a leading developer of now and next-generation switching and signaling telecommunications solutions, network performance management technology, and value-added applications. Tekelec’s innovative solutions are widely deployed in traditional and next-generation wireline and wireless networks and contact centers worldwide. Corporate headquarters are located in Morrisville, NC with research and development facilities and sales offices throughout the world. For more information, please visit www.tekelec.com.
Non-GAAP Information
     Certain non-GAAP financial measures are included in this press release. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing our prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures to evaluate financial results and to establish operational goals. In addition, since the Company has historically reported non-GAAP measures to the investment community, we believe the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of non-GAAP net income referred to in this release to the most directly comparable GAAP measure, GAAP net income from continuing operations. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
Forward-Looking Statements
Certain statements made in this news release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. There can be no assurance that the Company’s actual future performance will meet the Company’s expectations. As discussed in the Company’s 2004 Annual Report on Form 10-K and other filings with the SEC, the Company’s future operating results are difficult to predict and subject to significant fluctuations. Factors that may cause future results to differ materially from the Company’s current expectations include, among others: overall telecommunications spending, changes in general economic conditions, unexpected changes in economic, social, or political conditions in the countries in which the Company operates, the timing of significant orders and shipments, the lengthy sales cycle for the Company’s products, the timing of revenue recognition of multiple elements in an arrangement sold as part of a bundled solution, the timing of the convergence of voice and data networks, the success or failure of strategic alliances or acquisitions including the success or failure of the integration of Santera, Taqua, Steleus, VocalData, and iptelorg’s operations with those of the Company, litigation or regulatory matters such as the litigation described in Tekelec’s SEC reports and the costs and expenses associated therewith, the ability of carriers to utilize excess capacity of signaling infrastructure and related products in their networks, the capital spending patterns of customers, the dependence on wireless customers for a significant percentage and growth of the Company’s revenues, the timely development and introduction of new products and services, product mix, the geographic mix of the Company’s revenues and the associated impact on gross margins, market acceptance of new products and technologies, carrier deployment of intelligent network services, the ability of our customers to obtain financing, the level and timing of research and development expenditures, and sales, marketing, and compensation expenses, regulatory changes, and the expansion of the Company’s marketing and support organizations, both domestically and internationally. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Webcast
Tekelec will host a live webcast of the conference call on October 27 at 4:45 p.m. ET. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon.
Telephone Replay
A telephone replay of the call will also be available for one week after the live call by calling (719) 457-0820, and entering the reservation number, 4663095.

TEKELEC
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004
	(thousands, except earnings per share data)
Revenues	$148,103	$106,636	$400,522	$281,124
Costs and expenses:
Cost of goods sold	49,166	25,684	120,460	69,022
Amortization of purchased technology	1,963	1,497	5,715	6,953
Research and development	31,262	25,461	92,234	70,249
Selling, general and administrative	50,061	37,603	148,391	108,039
Acquired in-process research and development	1,210	2,400	1,210	10,400
Amortization of intangibles	701	763	2,282	1,704
Restructuring and other charges (1)	1,589	275	4,349	1,327

Income from operations	12,151	12,953	25,881	13,430
Interest and other income (expense), net	592	37	(500)	152
Gain on notes receivable	—	2,186	—	2,186
Gain on investment in privately-held company	—	9,869	—	9,869

Income before provision for income taxes	12,743	25,045	25,381	25,637
Provision for income taxes (2)	6,021	13,873	15,652	27,078

Income (Loss) before minority interest	6,722	11,172	9,729	(1,441)
Minority interest	2,014	7,565	11,239	25,723

Net income	$8,736	$18,737	$20,968	$24,282

Earnings per share
Basic	$0.13	$0.30	$0.32	$0.39
Diluted	0.12	0.27	0.31	0.36

Weighted average number of shares outstanding:
Basic	66,113	63,172	65,811	62,554
Diluted (3)	75,183	72,332	74,403	71,801

Notes to Condensed Consolidated Statements of Operations (000’s):

(1)	This amount represents restructuring and other costs (e.g., costs associated with duplicate staff during the transition, recruiting fees, etc.) related to the relocation of our Corporate headquarters and Hyannis facilities.

(2)	For the three and nine months ended September 30, 2005, the consolidated provision for income taxes excludes any benefit relating to the expense recognized for acquired in-process research and development as this is non-deductible for income tax purposes. For the three and nine months ended September 30, 2005 and 2004, Santera, a majority-owned company, is included in the consolidated results of operations of Tekelec. The consolidated provision for income taxes does not include any benefit from the losses generated by Santera due to the following:

-	Santera’s losses cannot be included on Tekelec’s consolidated federal tax return because its ownership interest in Santera does not meet the threshold to consolidate under income tax rules and regulations.

-	A full valuation allowance has been established on the income tax benefits generated by Santera as a result of Santera’s historical operating losses.

(3)	For the three and nine months ended September 30, 2005 and 2004, the calculation of earnings per share includes the add-back to net income of $581 and $1,743, respectively for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three and nine months ended September 30, 2005 and September 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
NON-GAAP (1) STATEMENTS OF OPERATIONS
(unaudited)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2005	2004	2005	2004

	(thousands, except earnings per share data)
Revenues	$148,103	$106,636	$400,522	$281,124
Costs and expenses:
Cost of goods sold	48,978	25,868	119,882	69,627
Research and development	31,233	25,325	92,059	70,017
Selling, general and administrative	48,992	37,273	145,641	107,476

Income from operations	18,900	18,170	42,940	34,004
Interest and other income, net	592	37	844	152

Income before provision for income taxes	19,492	18,207	43,784	34,156
Provision for income taxes (2)	7,738	10,321	20,558	25,127

Income before minority interest	11,754	7,886	23,226	9,029
Minority interest	1,622	7,001	9,271	23,338

Non-GAAP net income	$13,376	$14,887	$32,497	$32,367

Non-GAAP earnings per share
Basic	$0.20	$0.24	$0.49	$0.52
Diluted	0.19	0.21	0.46	0.48

Non-GAAP earnings per share weighted average number of shares outstanding:
Basic	66,113	63,172	65,811	62,554
Diluted (3)	75,183	72,332	74,403	71,801

Notes to Condensed Consolidated Statements of Operations (000’s):

(1)	The above Non-GAAP Statements of Operations exclude the effects of the following:

-	For the three and nine months ended September 30, 2005, restructuring and other costs related to the relocation of our Corporate headquarters and Hyannis facilities amounting to $1,589 and $4,349, respectively. The related income tax benefits for the three and nine months ended September 30, 2005 were $556 and $1,522 respectively.

-	For the three and nine months ended September 30, 2005, amortization of deferred stock-based compensation related to stock options and restricted stock units granted amounting to $1,301 and $3,196, respectively. The related income tax benefits for the three and nine months ended September 30, 2005 were $455 and $1,118 respectively.

-	For the three and nine months ended September 30, 2005 the amortization of purchased technology and other intangibles related to the acquisition of Taqua, VocalData, Steleus, iptelorg and the majority interest in Santera amounting to $2,649 and $8,304, respectively. The related income tax benefits for the three and nine months ended September 30, 2005 were $706 and $2,266 respectively. The minority interest impact of the amortization and write-off for the three and nine months ended September 30, 2004 was $392 and $1,968, respectively.

-	For the three and nine months ended September 30, 2005, the write-off of in-process research and development relating to the acquisition of iptelorg amounting to $1,210.

-	For the nine months ended September 30, 2005, the loss on sale of investments amounting to $1,344 relates to the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

-	For the three and nine months ended September 30, 2004, restructuring costs related to the relocation of our manufacturing operations amounted to $275 and $1,327, respectively.

-	For the three and nine months ended September 30, 2004, amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition amounted to $469 and $800, respectively.

-	For three and nine months ended September 30, 2004 the amortization of purchased technology and other intangibles related to the acquisitions of Santera, Taqua and VocalData amounted to $763 and $6,737, respectively. The related income tax benefits for the three and nine months ended September 30, 2004 were $551 and $1,666, respectively.

-	For the three and nine months ended September 30, 2004, a gain of $2,186 on the settlement of our convertible notes receivable from Catapult.

-	For the three and nine months ended September 30, 2004, a gain of $9,869 on the sale of our investment in Telica.

(2)	The above Non-GAAP Statements of Operations assume an effective income tax rate of 35% for the Tekelec business excluding Santera for the three and nine months ended September 30, 2005 and 2004. There were no income tax benefits associated with the losses generated by Santera.

(3)	For the three and nine months ended September 30, 2005 and 2004, the calculation of earnings per share includes the add- back to net income of $581 and $1,743, respectively for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for both the three and nine months ended September, 2005 and September 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2005	2004
	(unaudited)	(unaudited)
	(thousands)
ASSETS
Current assets:
Cash and cash equivalents	$103,042	$48,925
Short-term investments, at fair value	138,701	134,435
Accounts receivable, net	90,404	107,850
Inventories	53,007	33,654
Deferred income taxes, net	16,163	15,804
Prepaid expenses and other current assets	55,633	44,639

Total current assets	456,950	385,307
Long-term investments, at fair value	50,852	93,622
Property and equipment, net	38,578	30,617
Investments in privately-held companies	7,322	7,322
Deferred income taxes	41,671	45,748
Other assets	5,239	6,757
Goodwill	135,664	128,732
Intangible assets, net	81,853	83,538

Total assets	$818,129	$781,643

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of deferred revenues	$103,272	$92,182
Other current liabilities	94,130	93,123

Total current liabilities	197,402	185,305
Long-term convertible debt	125,000	125,000
Long-term portion of notes payable	—	78
Long-term portion of deferred revenues	4,218	2,187
Deferred income taxes	19,076	19,586

Total liabilities	345,696	332,156

Minority interest(1)	9,250	20,489
Total shareholders’ equity	463,183	428,998

Total liabilities and shareholders’ equity	$818,129	$781,643

(1)	On October 3, 2005, Tekelec completed the purchase of the minority interest of Santera for $75.6 million in cash.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended September 30, 2005
	(thousands, except for earnings per share data)
					Non-
	GAAP		Adjustments		GAAP

Revenues	$148,103		$—		$148,103
Costs and expenses:
Cost of goods sold	49,166		(391	)(1)(2)	48,775
Amortization of purchased technology	1,963		(1,760	)(2)	203

Total cost of sales	51,129		(2,151)		48,978

Gross profit	96,974	65.5%	2,151		99,125	66.9%

Research and development	31,262		(29	)(1)	31,233
Selling, general and administrative	50,061		(1,069	)(1)	48,992
Acquired in-process research and development	1,210		(1,210	)(4)	—
Amortization of intangibles	701		(701	)(2)	—
Restructuring and other charges	1,589		(1,589	)(3)	—

Total operating expenses	84,823		(4,598)		80,225

Income from operations	12,151		6,749		18,900
Interest and other income, net	592		—		592

Income before provision for income taxes	12,743		6,749		19,492
Provision for income taxes	6,021		1,717	(5)	7,738

Income before minority interest	6,722		5,032		11,754
Minority interest	2,014		(392	)(6)	1,622

Net income	$8,736		$4,640		$13,376

Earnings per share
Basic	$0.13				$0.20
Diluted (7)	0.12				0.19
Earnings per share weighted average number of shares outstanding:
Basic	66,113				66,113
Diluted (7)	75,183				75,183

(1)	The adjustments represent the amortization of deferred stock-based compensation related to stock options and restricted stock units assumed or granted.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition Taqua, VocalData, Steleus, iptelorg and the majority interest in Santera.

(3)	The adjustment represents restructuring and other costs related to the relocation of our Corporate headquarters and Hyannis facilities.

(4)	The adjustment represents acquired in-process research and development relating to the acquisition of iptelorg.

(5)	The adjustments represents the income tax effect of footnotes (1), (2), (3) and (4) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(6)	The adjustment represents the minority interest impact of footnote (2).

(7)	For the three months ended September 30, 2005, calculations of earnings per share include the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended September 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Three Months Ended September 30, 2004
	(thousands, except earnings per share data)
					Non-
	GAAP		Adjustments		GAAP

Revenues	$106,636		$—		$106,636
Costs and expenses:
Cost of goods sold	25,684		(7	)(1)(2)	25,677
Amortization of purchased technology	1,497		(1,306	)(2)	191

Total cost of sales	27,181		(1,313)		25,868

Gross profit	79,455	74.5%	1,313		80,768	75.7%

Research and development	25,461		(136	)(1)	25,325
Selling, general and administrative	37,603		(330	)(1)	37,273
Acquired in-process research and development	2,400		(2,400	)(2)	—
Amortization of intangibles	763		(763	)(2)	—
Restructuring	275		(275	)(3)	—

Total operating expenses	66,502		(3,904)		62,598

Income from operations	12,953		5,217		18,170
Interest and other income, net	37		—		37
Gain on notes receivable	2,186		(2,186	)(4)	—
Gain on investment in privately-held company	9,869		(9,869	)(5)	—

Income (Loss) before provision for income taxes	25,045		(6,838)		18,207
Provision for income taxes	13,873		(3,552	)(6)	10,321

Income (Loss) before minority interest	11,172		(3,286)		7,886
Minority Interest	7,565		(564	)(7)	7,001

Net income (loss)	$18,737		$(3,850)		$14,887

Earnings per share
Basic	$0.30				$0.24
Diluted (8)	0.27				0.21

Earnings per share weighted average number of shares outstanding:
Basic	63,172				63,172
Diluted (8)	72,332				72,332

(1)	The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of Santera, Taqua and VocalData and the write-off of acquired in-process research and development related to the acquisition of VocalData.

(3)	The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4)	The adjustment represents a gain on the settlement of our convertible notes receivable from Catapult.

(5)	The adjustment represents a gain on the sale of our investment in Telica.

(6)	The adjustments represent the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non- GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(7)	The adjustment represents the minority interest impact of footnote (2).

(8)	For the three months ended September 30, 2004, calculations of earnings per share include the add-back to net income of $581 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the three months ended September 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Nine Months Ended September 30, 2005
	(thousands, except for earnings per share data)
					Non-
	GAAP		Adjustments		GAAP

Revenues	$400,522		$—		$400,522
Costs and expenses:
Cost of goods sold	120,460		(1,254	)(1)(2)	119,206
Amortization of purchased technology	5,715		(5,039	)(2)	676

Total cost of sales	126,175		(6,293)		119,882

Gross profit	274,347	68.5%	6,293		280,640	70.1%

Research and development	92,234		(175	)(1)	92,059
Selling, general and administrative	148,391		(2,750	)(1)	145,641
Acquired of in-process research and development	1,210		(1,210	)(4)	—
Amortization of intangibles	2,282		(2,282	)(2)	—
Restructuring and other charges	4,349		(4,349	)(3)	—

Total operating expenses	248,466		(10,766)		237,700

Income from operations	25,881		17,059		42,940
Interest and other (expense) income, net	(500)		1,344	(5)	844

Income before provision for income taxes	25,381		18,403		43,784
Provision for income taxes	15,652		4,906	(6)	20,558

Income before minority interest	9,729		13,497		23,226
Minority interest	11,239		(1,968	)(7)	9,271

Net income	$20,968		$11,529		$32,497

Earnings per share
Basic	$0.32				$0.49
Diluted (8)	0.31				0.46
Earnings per share weighted average number of shares outstanding:
Basic	65,811				65,811
Diluted (8)	74,403				74,403

(1)	The adjustments represent the amortization of deferred stock compensation related to stock options and restricted stock units assumed or granted.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition Taqua, VocalData, Steleus and majority interest in Santera.

(3)	The adjustment represents restructuring and other costs related to the relocation of our Corporate headquarters and Hyannis facilities.

(4)	The adjustment represents acquired in-process research and development relating to the acquisition of iptelorg.

(5)	The adjustment represents the a realized loss on the sale of Santera’s holdings of Alcatel shares received in conjunction with warrants exercised in December 2004.

(6)	The adjustments represent the income tax effect of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(7)	The adjustment represents the minority interest impact of footnote (2) and (4).

(8)	For the nine months ended September 30, 2005, calculations of earnings per share include the add-back to net income of $1,743 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the nine months ended September 30, 2005 includes 6,361 shares related to the convertible debt using the “if-converted” method.

TEKELEC
IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME
(unaudited)

	Nine Months Ended September 30, 2004
	(thousands, except earnings per share data)
					Non-
	GAAP		Adjustments		GAAP

Revenues	$281,124		$—		$281,124
Costs and expenses:
Cost of goods sold	69,022		(9	)(1) (2)	69,013
Amortization of purchased technology	6,953		(6,339	)(2)	614

Total cost of sales	75,975		(6,348)		69,627

Gross profit	205,149	73.0%	6,348		211,497	75.2%

Research and development	70,249		(232	)(1)	70,017
Selling, general and administrative	108,039		(563	)(1)	107,476
Acquired in-process research and development	10,400		(10,400	)(2)	—
Amortization of intangibles	1,704		(1,704	)(2)	—
Restructuring	1,327		(1,327	)(3)	—

Total operating expenses	191,719		(14,226)		177,493

Income from operations	13,430		20,574		34,004
Interest and other income, net	152		—		152
Gain on note receivable	2,186		(2,186	)(4)	—
Gain on investment in privately-held company	9,869		(9,869	)(5)	—

Income before provision for income taxes	25,637		8,519		34,156
Provision for income taxes	27,078		(1,951	) (6)	25,127

Income (Loss) before minority interest	(1,441)		10,470		9,029
Minority Interest	25,723		(2,385	)(7)	23,338

Net Income	$24,282		8,085		$32,367

Earnings per share
Basic	$0.39				$0.52
Diluted (8)	0.36				0.48

Earnings per share weighted average number of shares outstanding:
Basic	62,554				62,554
Diluted (8)	71,801				71,801

(1)	The adjustments represent the amortization of deferred stock compensation related to the unvested portion of stock options granted as part of the Taqua acquisition.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisition of IEX, Santera, Taqua and VocalData and the write-off of in-process research and development related to the acquisition of Taqua and VocalData.

(3)	The adjustment represents restructuring costs related to the relocation of our manufacturing operation.

(4)	The adjustment represents a gain on the settlement of our convertible notes receivable from Catapult.

(5)	The adjustment represents a gain on the sale of our investment in Telica.

(6)	The adjustments represent the income tax effects of footnotes (1), (2), (3), (4) and (5) in order to reflect our non-GAAP effective tax rate at 35% for the Tekelec business, excluding Santera.

(7)	The adjustment represents the minority interest impact of footnote (2).

(8)	For the nine months ended September 30, 2004, calculations of earnings per share include the add-back to net income of $1,743 for assumed after-tax interest cost related to the convertible debt using the “if-converted” method of accounting for diluted earnings per share. The weighted average number of shares outstanding for the nine months ended September 30, 2004 includes 6,361 shares related to the convertible debt using the “if-converted” method.